EXHIBIT 10.2

October 1, 2013

To:          Terry Vickery
Managing Member
Energy Management Resources, LLC
445 Inion Blvd
Suite 101
Lakewood, CO 80228

RE:          Offer to sell oil and gas leases, wells, production and equipment located in Young County Texas, sometimes referred as “M.V. Keller - 23 acres lease” field no. 07484 and “M.V. Keller -100 acres lease” field no. 07415

As further described in Exhibit A attached hereto and incorporated herein by reference (collectively, the "Subject Properties").

Mr. Vickery,

Armada Oil, Inc. et al, and/or related entities ("Seller") hereby offers to sell unto Energy Management resources, LLC., et al, ("Buyer") all of the right, title, and interest, including all real and personal property owned by ("Seller") in the property and respective interest shown on the attached Exhibit "A" for the sum of Ten Dollars ($10.00) and other valuable consideration (“Purchase Price”).  Seller shall reserve a 17.5% overriding royalty interest until payout in the Subject Properties.  For purposes of this agreement the term (“Payout”) shall mean that point in time when Seller shall has recovered from it’s overriding royalty interest an amount equal to One Hundred Thirty-one Thousand Two Hundred Fifty Dollars ($131,250.00).

The properties to be purchased shall include Seller's working and revenue interest plus all oil and gas, fee, mineral, royalty, and producing and associated non-producing leasehold estates; franchises, licenses, servitudes, easements, surface leases, rights-of-way, contracts and agreements affecting such estates; production facilities, salt water disposal systems, pipelines, gathering lines and any other personal properties or fixtures used in connection with the operation of such estates for oil and gas production. All of the foregoing shall hereinafter be referred to as the "Property".

TERMS OF PROPOSAL

T1.	The Purchase Price of the Property shall be in cash payable at closing.

T2.	The closing of the sale shall be October 2, 2013, (“Effective Date”).

5220 Spring Valley Rd • Suite 615 • Dallas, Texas 75254 • 972.490.9595 • Fax 972.490.9161
www.armadaoil.us

CONDITIONS OF THE PROPOSAL

C1.
Seller shall deliver an assignment of the Property in form and substance satisfactory to counsel to Buyer. Seller will warrant title by, through and under Seller. The conveyance shall be subject to the terms and conditions of the leases and existing contracts.

C2.	Buyer and Seller agree to execute all necessary documents to affect the transfer of the Property and the change of operator of the Property to Buyer or Buyer’s representative.

C3.	This agreement shall be binding upon our successors and assigns and shall be construed in accordance with Texas Law.

C4.	Seller shall indemnify Buyer from all losses, cost, or diminution of value arising from breach of Seller's representations contained herein.

If closing has not occurred on or before 10 days from the date of execution hereof, this agreement shall terminate and the parties shall have no further obligation one to the other.

Should the above offer be acceptable and this letter agreement be satisfactory, please execute and return one copy to me prior to the close of business, on or before 5:00 P.M. Central Standard Time, October 1, 2013.

Sincerely,

/s/J. Clint Unruh
J. Clint Unruh
Executive Vice President
Of Land & Administration
Armada Oil, Inc.

ACCEPTED AND AGREED to on October 1, 2013

Energy Management Resources, LLC

BY:      /s/Terry Vickery
Terry Vickery
Managing Member

5220 Spring Valley Rd • Suite 615 • Dallas, Texas 75254 • 972.490.9595 • Fax 972.490.9161
www.armadaoil.us

Exhibit “A”

SUBJECT PROPERTIES:

Keller Leases and Leasehold, created by the oil and gas lease dated September 25, 1917, from M.V. Keller and wife, Annie May Keller, as Lessors, to N.C. Harlan and Will McMillan, as Lessees, recorded at Volume 67, Page 27, Deed Records, Young County, Texas, insofar as said lease covers the South 153.6 acres of the North 196.38 acres of T.E.&L. Co. Survey No. 1103, Abstract No. 1273, Young County, Texas, limited in depth from the surface of the Earth down to the top of the Caddo formation.

5220 Spring Valley Rd • Suite 615 • Dallas, Texas 75254 • 972.490.9595 • Fax 972.490.9161
www.armadaoil.us